    As filed with the Securities and Exchange Commission on December 12, 2001
                                               Registration No. 333_

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                              POTLATCH CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                  82-0156045
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                  Identification No.)

     601 West Riverside Avenue                            99201
             Suite 1100                                 (Zip Code)
             Spokane, WA
(Address of Principal Executive Offices)


              Potlatch Corporation Salaried Employees' Savings Plan
                            (Full Title of the Plan)


            Ralph M. Davisson, Esq.                            Copy to:
      Vice President and General Counsel                 Blair W. White, Esq.
     601 West Riverside Avenue, Suite 1100              Pillsbury Winthrop LLP
               Spokane, WA 99201                          50 Fremont Street
                (509) 835-1500                         San Francisco, CA 94105
(Name, address and telephone number, including              (415) 983-1000
        area code of agent for service)

          -------------------------                  ---------------------------

                                          CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                     Proposed                  Proposed
  Title of Securities        Amount To            Maximum Offering         Maximum Aggregate            Amount of
   To Be Registered       Be Registered (1)       Price Per Share           Offering Price           Registration Fee
-----------------------  --------------------  ----------------------   ------------------------  -----------------------
Common Stock, par
value $1.00 per share     1,000,000 shares          $28.10 (2)               $28,100,000              $6,715.90 (2)
=========================================================================================================================

(1) This Registration Statement also covers any additional shares of Common Stock that are issued under the Registrant's Salaried Employees' Savings Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Registrant's outstanding shares of Common Stock.

(2) Calculated pursuant to Rule 457(h) and (c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on December 10, 2001.

     In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                              --------------------

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Potlatch Corporation (the "Company") on Form S-8 relating to the Potlatch Corporation Salaried Employees' Savings Plan (the "Plan") is effective.

         The Company's Form S-8 Registration Statements, filed with the Securities and Exchange Commission on May 30, 1997 (File No. 333-28079), July 11, 1994 (File No. 33-54515), April 18, 1989 (File No. 33-28220), and October
10, 1985 (File No. 33-00805), are hereby incorporated by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following additional documents filed by the Company or the Plan with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-05313).

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 (File No. 1-05313), June 30, 2001 (File No.
              1-05313) and September 30, 2001 (File No. 1-05313).

         (c) The Plan's Annual Report on Form 11-K For the year ended December 31, 2000.

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such information (File No. 1-5313).

         (e) All other reports filed by the Company since December 31, 2000 under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Ralph M. Davisson, Esq. will pass on the legality of the securities offered hereby for the Company. Mr. Davisson is Vice President and General Counsel of the Registrant and at November 30, 2001 beneficially owned 63,151 shares of the Registrant's Common Stock, including 52,450 shares that may be acquired within 60 days upon exercise of stock options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article Seven of the Company's Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by the Delaware General Corporation Law. The Company also maintains insurance policies which insure its officers and directors against certain liabilities. The Company has also entered into agreements with its directors and certain of its officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

ITEM 8.  EXHIBITS.


      Exhibit Number    Exhibit
      --------------    -------

      5.1 Opinion of Ralph M. Davisson, Vice President and General Counsel of the Company, regarding legality of the securities being registered.

      23.1              Consent of KPMG LLP

      23.2              Consent of Ralph M. Davisson (included in Exhibit 5.1)

      24.1 Powers of Attorney pursuant to which certain officers and directors of the Company signed this Registration Statement

ITEM 9.  UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement; and (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         D. The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under section 401 of the Internal Revenue Code.

                                   SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act of 1933, Potlatch Corporation certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington on the 11/th/ day of December, 2001.

                                         POTLATCH CORPORATION

                                         By: /s/  * L. Pendleton Siegel       .
                                             ---------------------------------

                                             L. Pendleton Siegel
                                             Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person, in the capacities and on the dates indicated.

                      Signature                             Title                           Date
           -----------------------------         -------------------------------    -----------------
(i)        Principal Executive Officer:          Chairman of the Board, Chief       December 11, 2001
           * L. Pendleton Siegel                 Executive Officer and Director
(ii)       Principal Financial Officer:          Vice President, Finance and        December 11, 2001
           * Gerald L. Zuehlke                   Chief Financial Officer
(iii)      Principal Accounting Officer:         Controller                         December 11, 2001
           * Terry L. Carter
(iv)       Directors
           * Richard A. Clarke                   Director                           December 11, 2001
           * Boh A. Dickey                       Director                           December 11, 2001
           * Vivian W. Piasecki                  Director                           December 11, 2001
           * Gregory L. Quesnel                  Director                           December 11, 2001
           * Toni Rembe                          Director                           December 11, 2001
           * Reuben F. Richards                  Director                           December 11, 2001
           * Judith M. Runstad                   Director                           December 11, 2001
           * L. Pendleton Siegel                 Director                           December 11, 2001
           * Frederick T. Weyerhaeuser           Director                           December 11, 2001
           * William T. Weyerhaeuser             Director                           December 11, 2001

     *By: /s/ Malcolm A. Ryerse
          ---------------------
          Malcolm A. Ryerse
          Attorney-in-Fact

                                   SIGNATURES

The Plan.

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spokane, State of Washington, on December 11, 2001.

                                        POTLATCH CORPORATION
                                        SALARIED EMPLOYEES'
                                        SAVINGS PLAN

                                        By: POTLATCH CORPORATION

                                        By: /s/ * L. Pendleton Siegel
                                            -----------------------------------
                                            Name: L. Pendleton Siegel
                                            Title: Chairman of the Board and
                                            Chief Executive Officer

                                INDEX TO EXHIBITS


      Exhibit Number     Exhibit
      --------------     -------

            5.1 Opinion of Ralph M. Davisson, Vice President and General Counsel of the Company, regarding legality of the securities being registered.

            23.1         Consent of KPMG LLP

            23.2         Consent of Ralph M. Davisson (included in Exhibit 5.1)

            24.1 Powers of Attorney pursuant to which certain officers and directors of the Company signed this Registration Statement